UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported):  July 10, 2009

Aspyra, Inc.
(Exact Name of Registrant as Specified in Its Charter)

California	001-13268	95-3353465
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26115-A Mureau Road
Calabasas, CA 91302
(Address of Principal Executive Offices) (Zip Code)

(818) 880-6700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On July 10, 2009, Aspyra, Inc. (the “Company”) entered into a sub-lease (the “Sub-Lease”)  with Standard Pacific Corp. (the “Sub-Lessor”) pursuant to which the Company will sub-lease from the Sub-Lessor property located at 4360 Park Terrace Drive, Suite 220, Westlake Village, California 91361, for an eighteen month term commencing on August 1, 2009. Pursuant to the Sub-Lease, the Company will pay rent of $16,840 per month.

In connection with the Sub-Lease, on July 10, 2009, the Company entered into a lease termination agreement (the “Lease Termination”) with Arden Realty Limited Partnership (“Arden”). Pursuant to the Lease Termination, the Company’s lease agreement with Arden, pursuant to which the Company leases property located at 26115-A Mureau Road, Calabasas, California 91302 will be terminated, effective July 31, 2009, and the Company agreed to pay Arden $89,860.

Item 1.02  Termination of a Material Definitive Agreement

See Item 1.01.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
10.1	Sub-Lease between Aspyra, Inc. and Standard Pacific Corp.
10.2	Lease Termination Agreement between Aspyra, Inc. and Arden Realty Limited Partnership

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 16, 2009	Aspyra, Inc.

/s/ Anahita Villafane
Anahita Villafane
Chief Financial Officer

3